UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

December 14, 2004

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     The Board of Directors of Halozyme Therapeutics, Inc. (the “Company”) approved an amendment and restatement to the Company’s Bylaws effective December 8, 2004. The Company amended a number of items directly effecting shareholders and added numerous provisions not previously addressed.

     The following descriptions briefly summarize the material amendments to the amended Bylaws. Article 2, “Meetings of Stockholders,” provides for a more comprehensive procedure for giving notice of meetings, the conduct of business at these meetings and the specific rules for voting and elections. In addition, annual meetings will no longer be held on February 21, and will instead be held on such date as decided by the Company. Previously, the former Bylaws did not set a range of directors nor provide for a specific number of directors. The amended Bylaws now have a fixed range of directors from four (4) to nine (9) with the exact number of directors currently set at five (5). Furthermore, the Board seats are now staggered with each class serving terms of three (3) years. In addition, Article 3 now addresses the nomination and removal of directors and increases the minimum levels of director participation in calling special meetings and approving Board actions through written consent. The amended Bylaws address the authorization for the formation of committees in Article 4. The specific roles of the officers of the Company are presented in Article 5 with a new section addressing the removal and resignation of officers. Finally, the last significant changes appear in Article 6 “Indemnification of Directors, Officers, Employees, and Other Agents.” This section expands Company indemnification beyond directors and officers to include employees and agents, provided that such indemnitees act in “good faith ... reasonably believed to be in or not opposed to the best interests of the corporation.” The previous Bylaws excepted conduct that was “adjudged ... to be liable for negligence or misconduct” and did not provide the mandatory language that the individual “must” be indemnified by the Company if that person was successful defending themselves on the merits. In addition, new sections were added to Article 6 addressing the advancement of expenses, other rights and insurance applicable to indemnification proceedings. In addition to the aforementioned changes, the maintenance of “Records and Reports” and “General Matters” are now comprehensively accounted for in Articles 7 and 8 respectively.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
3.1	Halozyme Therapeutics, Inc. Bylaws as amended and restated December 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
December 14, 2004	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer